UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 29, 2009

TECO ENERGY, INC.

(Exact name of registrant as specified in its charter)

Florida	1-8180	59-2052286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

702 North Franklin Street, Tampa Florida	33602
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (813) 228-1111

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On July 29, 2009, Gordon L. Gillette, 49, previously the Corporation’s Executive Vice President and Chief Financial Officer, was appointed by the Corporation’s subsidiary, Tampa Electric Company, to replace its previous President, Charles R. Black, and the President of its Peoples Gas System Division, William N. Cantrell. Mr. Gillette will no longer serve as the Corporation’s Executive Vice President and Chief Financial Officer. A press release announcing these events is attached as Exhibit 99.1 hereto.

(c) On July 29, 2009, Sandra W. Callahan was appointed Vice President-Finance and Accounting and Chief Financial Officer (Treasurer and Chief Accounting Officer) of TECO Energy, Inc. and Tampa Electric Company. From July 2000 to January 2007, Ms. Callahan, 56, served as the Corporation’s Vice President-Risk Management and Treasury (Treasurer), and since January 2007, also served as its Chief Accounting Officer. In connection with such appointment, Ms. Callahan will receive an annual base salary of $310,000 and will be eligible to receive an annual incentive award under the Corporation’s 2009 Annual Incentive Compensation Plan based on a target award percentage of 50% of her base salary, depending on the level of achievement of the goals under such Plan.

Section 9 – Financial Statements and Exhibits

Item 9.01: Financial Statements and Exhibits

(d)	Exhibits

99.1 Press Release dated July 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 30, 2009	TECO ENERGY, INC.
(Registrant)

/s/ David E. Schwartz
David E. Schwartz
Vice President – Governance, Associate
General Counsel and Corporate Secretary